Exhibit 99.13

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

SERIES OF ACQUSITIONS (the "Acquisitions")

October 31, 2014 Acquisitions

On October 31, 2014, the Company, through subsidiaries of its Operating Partnership completed the acquisition of 13 industrial properties located in Illinois, Ohio and Tennessee. The properties consist of an aggregate of approximately 2.63 million rentable square feet and were acquired for an aggregate purchase price of approximately $95.6 million. The properties included the following:

Garrity Malkin Portfolio

This portfolio consists of four industrial properties located in Columbus, Ohio and Memphis, Tennessee.  The properties consist of six industrial buildings with approximately 633,700 rentable square feet and are approximately 97% leased under triple net leases.

Venture One Portfolio

This portfolio consists of six industrial properties located in the Chicago, Illinois metropolitan area.  The properties consist of six industrial buildings with approximately 486,200 rentable square feet and are 100% leased under triple net and modified gross leases.

Pier-One Property

This industrial property is located in Columbus, Ohio, has approximately 527,100 rentable square feet and is 100% leased under triple net leases.

Creekside Property

This industrial property is located in Columbus, Ohio, has approximately 340,000 rentable square feet and is 100% leased under triple net leases.

Perseus Property

This industrial property is located in Jackson, Tennessee, has approximately 638,400 rentable square feet and is 100% leased under triple net leases.

November 24, 2014 Acquisitions

On November 24, 2014, the Company through the subsidiaries of its Operating Partnership completed the acquisition of six industrial properties located in Georgia, Kentucky, Maine and Ohio.  The properties consist of an aggregate of approximately 1,226,996 rentable square feet and were acquired for an aggregate purchase price of approximately $49.7 million. The properties included the following:

TCG/Trident Portfolio

This portfolio consists of three industrial properties located in the Cincinnati, Ohio metropolitan area and Florence, Kentucky.  The properties consist of three industrial buildings with an aggregate of approximately 576,801 rentable square feet and are 100% leased under triple net leases.

Dart Road Property

This industrial property is located in Newnan, Georgia, has approximately 194,000 rentable square feet and is 100% leased under triple net leases.

Milliken Street Property

This industrial property is located in Portland, Maine, has approximately 200,625 rentable square feet and is 100% leased under triple net leases.

1755 Enterprise Property

This industrial property is located in Twinsburg, Ohio, has approximately 255,570 rentable square feet and is 100% leased under triple net leases.

December 2, 2014 Acquisition

On December 2, 2014, the Company through a subsidiary of its Operating Partnership acquired a light industrial property located in Marlton, New Jersey.  The property consists of approximately 156,642 rentable square feet and was acquired for a purchase price of $9,700,000.

FINANCING OF THE ACQUISITIONS

The purchase price for the Acquisitions was financed through the Company’s loan agreement (the "Loan Agreement") obtained from third party investment entities on October 28, 2014. The Loan Agreement provides for secured loans up to $192 million, including $20 million of debt discount. The loans under the Loan Agreement bear interest at a current pay rate equal to 7% per annum, coupled with payment-in-kind (PIK) features with respect to the remaining interest at varying rates as well as an exit fee payment. The loans are payable not later than October 28, 2015.

BASIS OF PRESENTATION FOR PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet are based upon the historical consolidated financial statements of the Company and the properties after giving effect to the Acquisitions, accounted for as a business combination, and after applying the assumptions and adjustments described in the accompanying notes and management’s assumptions to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2014 set forth below gives effect to the Acquisitions as if the transactions had occurred on September 30, 2014.

The unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2013 and for the nine months ended September 30, 2014 give effect to the Acquisitions as if the transactions had occurred on the first day of the periods presented.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the actual financial position of the Company as of September 30, 2014 or the actual results of operations for the nine months ended September 30, 2014 or the year ended December 31, 2013 nor do they purport to reflect the results of the Company’s operations of future periods. The Company has made, in its opinion, all adjustments that are necessary to present fairly the pro forma financial data.

Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2014
(Unaudited and in thousands)

	Plymouth			Company
	Industrial	Net Proceeds	Acquired	Pro forma	Company
	REIT, Inc.	from Debt	Properties	Adjustments	Pro Forma
	(a)	(b)	(c)	(d)
ASSETS
Investment in Real Estate
Land	$—	$—	$23,474	$—	$23,474
Building	—	—	106,047	—	106,047
Total Rental Property	—	—	129,521	—	129,521
Deferred Leasing Intangibles	—	—	37,211	—	37,211
Cash and Cash Equivalents	178	160,595	(155,000)	(238)	5,535
Other current assets	2,125	—	—	526	2,651
Deferred financing costs	—	2,345	—	—	2,345
Investment in Non-Consolidating Real Estate	4,628	—	—	(563)	4,065
Total Assets	$6,931	$162,940	$11,732	$(275)	$181,328
	.
LIABILITIES & EQUITY
Liabilities
Notes payable, net of discount	$2,000	$(2,000)	$—	$—	$—
Notes payable under bridge financing	—	165,000	—	—	165,000
Accounts payable and other liabilities	1,241	—	—	1,811	3,052
Deferred Leasing Intangibles	—	—	11,732	—	11,732
Total Liabilities	3,241	163,000	11,732	1,811	179,784

Common Shares	13	—	—	—	13
Additional Paid in Capital	12,467	—	—	—	12,467
Accumulated deficit	(8,790)	(60)	—	(2,086)	(10,936)
Total Equity	3,690	(60)	—	(2,086)	1,544
Total Liabilities and Equity	$6,931	$162,940	$11,732	$(275)	$181,328

Pro Forma Condensed Consolidated Statements of Operations
For the nine months ended September 30, 2014
(Unaudited and in thousands)

	Plymouth		Company	Company
	Industrial	Acquired	Pro forma	Pro
	REIT, Inc.	Properties	adjustments	Forma
	(A)	(B)	(C)

Revenues:
Rental revenue	$—	$10,741	$—	$10,741
Tenant reimbursements	—	3,611	—	3,611
Equity investment income (loss)	254	—	(67)	187
Total revenues	254	14,352	(67)	14,539

Expenses:
Property expenses	—	4,192	—	4,192
General and administrative	1,891	—	—	1,891
Acquisition expenses	644	—	(497)	147
Depreciation and amortization	—	8,137	—	8,029
Total operating expenses	2,535	12,329	—	14,259

Income (loss) from operations	(2,281)	2,023	(67)	280

Other expense (income):
Interest expense	83	—	34,400	34,483
Total other expense (income)	83	—	34,400	34,483

Net income (loss)	$(2,364)	$2,023	$(34,467)	$(34,203)

Loss per share	$(1.84)	$—	$—	$(26.57)

Weighted average shares outstanding	1,287,445	—	—	1,287,445

Pro Forma Condensed Consolidated Statements of Operations
For the year ended December 31, 2013
(Unaudited and in thousands)

	Plymouth		Company	Company
	Industrial	Acquired	Pro forma	Pro
	REIT, Inc.	Properties	Adjustments	Forma
	(A)	(B)	(C)

Revenues:
Rental revenue	$—	$13,805	$—	$13,805
Tenant reimbursements	—	4,501	—	4,501
Equity investment income (loss)	(588)	—	(75)	(663)
Total revenues	(588)	18,306	(75)	17,643

Expenses:
Property expenses	—	5,447	—	5,447
General and administrative	2,884	—	—	2,884
Depreciation and amortization	—	10,846	—	10,846
Total operating expenses	2,884	16,293	—	19,177

Income (loss) from operations	(3,472)	2,013	(75)	(1,534)

Other income (expense):
Interest expense	—	—	45,900	45,900
Total other income (expense)	—	—	45,900	45,900

Net income (loss)	$(3,472)	$2,013	$(45,975)	$(47,434)

Loss per share	$(5.09)	$—	$—	$(69.59)

Weighted average shares outstanding	681,631	—	—	681,631

Plymouth Industrial REIT, Inc.

Notes and Management's Assumptions to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014

(a)   Reflects the historical Condensed Consolidated Balance Sheet of Plymouth Industrial REIT, Inc. as of September 30, 2014.

(b)   Reflects borrowings of $165 million under the Company’s Loan Agreement of October 28, 2014, which is collateralized by all acquired properties as well as the assets of the Company, drawn through December 2, 2014 for our initial estimate of the funding for the acquisitions and related costs of the acquisitions as well as costs incurred to complete the borrowing arrangements. The loans are payable on or before October 28, 2015. Interest includes various components which are included as an adjustment to the pro forma condensed consolidated statements of operations discussed in Note 2.

The pro forma adjustment also includes the repayment of $2.0 million under its existing borrowing arrangement and a final interest payment of $60 thousand.

(c)   Reflects the funding of the Acquisition Transactions  and the allocation of the purchase price of the properties.  In accordance with Financial Accounting Standards Board, (FASB), ASC 805-10 "Business Combinations", the assets and liabilities acquired will be recorded at their fair values as of the acquisition date. The following pro forma adjustments are preliminary estimates necessary to reflect the initial allocation of the purchase price of the acquisitions. The allocation of purchase price shown in the table below is based on the Company's best current estimates and may change upon any final adjustments in determination as to the fair value of assets acquired and liabilities assumed. The amounts allocated to lease intangibles (leases in place, leasing commissions, tenant relationships, and above and below market leases) are based on market data provided by REIS and generally amortized over the remaining life of the related leases excluding renewal options, except in the case of below market fixed rate rent amounts, which are amortized over the applicable renewal period.

As of September 30, 2014
(In thousands)
Allocation of purchase price:
Land	$23,474
Building	106,047
Total rental property	129,521

Above market leases	3,730
Leases in-place	18,425
Leasing commissions	7,781
Tenant relationships	7,275
Total deferred leasing intangibles	37,211

Assets acquired	166,732

Deferred leasing intangibles - below market leases	(11,732)

Acquisition portfolio	$155,000

Allocation of Purchase Price by Property
As of September 30, 2014
(In thousands)

Purchase price allocation:	Garrity Macklin Portfolio	GMIP Green Meadow	7001 Americana Parkway	Venture One	Pier One	Creekside	Perseus	Trident Portfolio	32 Dart Road	56 Milliken Street	1755 Enterprise	4 East Stow Road	Total

Rental property:
Land	$401	$2,396	$425	$5,700	$4,000	$1,425	$1,262	$2,588	$229	$1,389	$1,719	$1,940	$23,474
Building	4,790	10,097	1,398	19,305	10,031	10,068	10,582	12,399	4,246	6,707	10,187	6,237	106,047

Total Rental Property	5,191	12,493	1,823	25,005	14,031	11,493	11,844	14,987	4,475	8,096	11,906	8,177	129,521

Deferred leasing intangibles:
Above market lease	113				2,885						732		3,730
Leases in place	535	2,232	320	2,781	1,902	1,295	1,899	2,258	755	1,448	1,229	1,771	18,425
Tenant relationships	65	870	108	1,718	669	799	616	935	449	551	694	307	7,781
Leasing commissions	96	896	111	898	513	474	744	1,107	621	598	439	778	7,275

Total deferred leasing intangibles	809	3,998	539	5,397	5,969	2,568	3,259	4,300	1,825	2,597	3,094	2,856	37,211

Deferred leasing intangibles - below market leases		(2,791)	(362)	(1,902)		(2,561)	(1,203)	(587)	(800)	(193)		(1,333)	(11,732)

Total	$6,000	$13,700	$2,000	$28,500	$20,000	$11,500	$13,900	$18,700	$5,500	$10,500	$15,000	$9,700	$155,000

(d) The Company’s pro forma adjustments include the following (all $ amounts in thousands) :

Cash: The application of $1,025 of deposits on properties, included in other current assets, to the purchase price, payment of $2,086 of acquisition costs related to the properties, and the assumption of certain property-related accruals in the amount of $1,048 and tenant receivables in the amount of $226.

Other current assets: The application of $1,025 of deposits on properties, which were included in other current assets, to the purchase price, $763 of security deposits held as restricted cash, and $226 of tenant receivables. Additionally, the Company previously held a 12.2% ownership in the Trident Portfolio, which was accounted for as an equity investment. The Company has recorded a pro forma adjustment of $563 to reclassify from investment in non-consolidated real estate to other current assets.

Investment in non-consolidated real estate: The Company previously held a 12.2% ownership in the Trident Portfolio, which was accounted for as an equity investment. The Company has recorded a pro forma adjustment of $563 to reclassify from investment in non-consolidated real estate to other current assets.

Accounts payable and other liabilities: The assumption of certain property-related accruals in the amount of $1,048 and security deposits of $763.

Accumulated deficit: The recognition of $2,086 of acquisition costs related to the properties, which are non-recurring costs.

2. Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013

(A)  Reflects the historical condensed consolidated statement of operations of Plymouth Industrial REIT, Inc. for the nine months ended September 30, 2014 and the historical condensed consolidated statement of operations for the year ended December 31, 2013.

(B)  Reflects the operations of the Acquisition Properties for the nine months ended September 30, 2014 and the year ended December 31, 2013, presented on a pro forma basis giving effect to the Acquisition Transactions as if they occurred on January 1, of the respective period.

(C) Represents the following Company pro forma adjustments:

•	Funds used to acquire the acquisitions were proceeds drawn under the Loan Agreement dated October 28, 2014. The loan is due on or before October 28, 2015. The Company expects to either complete an initial public offering or refinance the existing debt, however, there is no assurance that either event will be completed on terms acceptable to the Company.

For purposes of preparing the pro forma interest expense adjustment, the Company has applied the effective interest rates using the stated terms of the arrangement to the amounts borrowed under the arrangement for the nine months ended September 30, 2014 and the year ended December 31, 2013. The effective interest rate includes the following components:

o	$2.3 million of deferred financing costs incurred in connection with the borrowing amortized over the respective period
o	Interest at a rate of 7.0% that is due and payable on a monthly basis
o	Payment in Kind (PIK) interest at a weighted average stated rate of 5.0%, compounded on a monthly basis due at maturity
o	$20 million discount associated with the issuance of the debt amortized over the respective period
o	An exit fee at a weighted average rate of 4.6% due upon maturity of the debt amortized over the respective period.

•	The Company previously held a 12.2% ownership in the Trident Portfolio, which was accounted for as an equity investment. The Company has recorded a pro forma adjustment to eliminate the income from its equity investment since upon acquisition, the Company consolidated the results of operations of the Trident Portfolio.

•	The Company previously incurred $497 of costs during the nine months ended September 30, 2014 related to the acquisition of these properties, which are reversed for purposes of the pro forma condensed consolidated statement of operations for such period since such costs are non-recurring in nature.

The tables below reflect revenue and expenses for the respective portfolio/property transaction components of the Acquisition Transactions. Adjustments to revenue represent the impact of the amortization of the net amount of above- and below-market rents through the remaining term of the current lease, as a result of purchase accounting adjustments. (Market data provided by REIS.) Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of purchase accounting adjustments. Depreciation and amortization amounts were determined in accordance with the Company's policies and are based on management's evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to building are depreciated over 39 years.

Statement of Revenues and Certain Expenses by Property
For the nine months ended September 30, 2014
In Thousands

	Garrity Macklin Portfolio	GMIP Green Meadow	7001 Americana Parkway	Venture One Industrial	Pier One	Creekside	Perseus	Trident Portfolio	32 Dart Road	56 Milliken Street	1755 Enterprise	4 East Stow Road	Adjustment	Total
Revenues
Rental income	$519	$669	$132	$1,762	$1,188	$785	$979	$1,278	$386	$671	$910	$608	$854	$10,741
Tenant reimbursements	262	255	68	468		123	90	1,342	91	253	312	347		3,611
Total Revenue	$781	$924	$200	$2,230	$1,188	$908	$1,069	$2,620	$477	$924	$1,222	$955	$854	$14,352

Expenses:
Property	$409	$256	$19	$668	$—	$140	$90	$1,494	$105	$338	$307	$366		$4,192
Depreciation and amortization													8,137	8,137
Total Expenses	$409	$256	$19	$668	$—	$140	$90	$1,494	$105	$338	$307	$366	$8,137	$12,329

Statement of Revenues and Certain Expenses by Property

For the year ended December 31, 2013

In Thousands

	Garrity Macklin Portfolio	GMIP Green Meadow	7001 Americana Parkway	Venture One Industrial	Pier One	Creekside	Perseus	Trident Portfolio	32 Dart Road	56 Milliken Street	1755 Enterprise	4 East Stow Road	Adjustment	Total
Revenues
Rental income	$650	$891	$169	$2,351	$1,584	$916	$1,305	$1,693	$410	$717	$1,214	$765	$1,140	$13,805
Tenant reimbursements	320	330	83	519		135	226	1,630	87	307	403	461		4,501
Total Revenue	$970	$1,221	$252	$2,870	$1,584	$1,051	$1,531	$3,323	$497	$1,024	$1,617	$1,226	$1,140	$18,306

Expenses:
Property	$493	$395	$77	$763		$159	$302	$1,864	$114	$346	$376	$558		$5,447
Depreciation and amortization													10,846	10,846
Total Expenses	$493	$395	$77	$763	$—	$159	$302	$1,864	$114	$346	$376	$558	$10,846	$16,293

The adjustments relate to the impact of the purchase price allocation on the statement of revenues and certain expenses, which represent above/below market lease amortization and depreciation and amortization as set forth in Note 2(B) above. The market data applied was provided by REIS.